Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the KKR Asset-Based Finance Fund does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the KKR Asset-Based Finance Fund for the six months ended April 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the KKR Asset-Based Finance Fund for the stated period.

/s/ Avi Korn	/s/ Thomas Murphy
Avi Korn	Thomas Murphy
Principal Executive Officer	Principal Financial Officer
KKR Asset-Based Finance Fund	KKR Asset-Based Finance Fund

Dated: June 25, 2026	Dated: June 25, 2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by KKR Asset-Based Finance Fund for purposes of Section 18 of the Securities Exchange Act of 1934.